Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com

News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443
FOR IMMEDIATE RELEASE

Olin to Present at the Barclays,
Wells Fargo and Oppenheimer May Conferences

Clayton, MO, April 12, 2013 - Olin Corporation's (NYSE: OLN) senior management will be available for one-on-one meetings with investors in New York City at the Barclays Chemical ROC Stars Conference on May 7, 2013, the Wells Fargo Securities Industrial and Construction Conference on May 8, 2013, and the Oppenheimer Industrial Growth Summit on May 14, 2013. In addition, Olin's senior management will make a formal presentation at the Wells Fargo Securities Conference at 3:10 PM Eastern time.

Copies of the presentation slides will be available the evening prior to each event to investors, news media and the general public on Olin's web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Chemical Distribution and Winchester. Chlor Alkali Products, with nine U. S. manufacturing facilities and one Canadian manufacturing facility, produces chlorine and caustic soda, hydrochloric acid, hydrogen, bleach products and potassium hydroxide. Chemical Distribution manufactures bleach products and distributes caustic soda, bleach products, potassium hydroxide and hydrochloric acid. Winchester, with its principal manufacturing facilities in East Alton, IL and Oxford, MS, produces and distributes sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Click here for more information on Olin.

2013-06